UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2018

Simlatus Corp.
(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

175 Joerschke Dr., Suite A Grass Valley, CA 95945
(Address of principal executive offices)

Phone: (530) 205-3437

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors dismissed Robert Stillwaugh as an officer and director, specifically as the Chief Executive Officer, Chairman of the Board, and Corporate (President) of the Company effective November 1, 2018. Effective November 1, 2018 Mr. Stillwaugh will have a new revised Employment Agreement which appoints him as President of Simlatus, a non-director/officer position which includes returning to Treasury 250 Preferred Series B Control Shares, and an annual salary of $45,000 which can be accumulated at 6% interest and converted to restricted common stock at fair market value at the time of conversion.

The Board of Directors dismissed Mike Schatz as an officer and director, specifically as the Chief Operations Officer, Director and Corporate (Secretary and Treasurer) of the Company effective November 1, 2018. Effective November 1, 2018, Mr. Schatz will have a new revised Employment Agreement which appoints him as the Vice President of Simlatus, a non-director/officer position, which includes returning to Treasury 250 Preferred Series B Control Shares, and an annual salary of $45,000 which can be accumulated at 6% interest and converted to restricted common stock at fair market value at the time of conversion.

The Board of Directors appointed Richard N. Hylen as the new Chief Executive Officer, Chairman of the Board, and Corporate (President, Secretary, and Treasurer) of the Company effective November 1, 2018. Richard will be provided an Employment Agreement that includes the issuance of 500 Preferred Series B Control Shares, and an annual salary of $120,000 which can be accumulated at 6% interest and converted to restricted common stock at fair market value at the time of conversion.

Mr. Hylen is 72 years old. As the Founder of Satel Inc., the Managing Director of Turner Broadcasting Far East LTD, and a Senior Executive of Viacom’s San Francisco cable company, Richard has over 35 years of experience providing video and Internet using the most advanced technologies including: cable, fiber, satellite, wireless and CAT5 not only domestically, but to over 50 countries worldwide. His skill set encompasses successfully negotiating complicated licensing agreements with governmental entities, creating joint venture partnerships, developing strategic distribution relationships, financing, designing, installing and managing advanced technologies to provide consumers with video and Internet services. Hylen used his extensive corporate management expertise combined with his technical knowledge to create Satel, recognized as one of the nation’s largest providers of DirecTV to high rise buildings in a major metropolitan market.

Item 9 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Resume of Richard Hylen
10.2	Board Resolution Dated 10-29-2018
10.3	Employment Agreement for Richard Hylen
10.4	Employment Agreement for Robert Stillwaugh
10.5	Employment Agreement for Mike Schatz

FORWARD LOOKING STATEMENTS

Certain statements in this Current Report Form 8-K may contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this Current Report Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the ” Securities Act ” ), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this Current Report Form 8-K are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as ” may, ” ” can, ” ” will, “ ” should, ” ” could, ” ” expects, ” ” plans, ” ” anticipates, ” “ intends, ” ” believes, ” ” estimates, ” ” predicts, ” ” potential, ” “ targets, ” ” goals, ” ” projects, ” ” outlook, ” ” continue, ” ” preliminary, ” ” guidance, ” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. We can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company, or any person that the future events, plans, or expectations contemplated by our company will be achieved.

We caution against placing undue reliance on forward-looking statements, which contemplate our current beliefs and are based on information currently available to us as of the date a particular forward-looking statement is made. Any and all such forward-looking statements are as of the date of this Current Report Form 8-K. We undertake no obligation to revise such forward-looking statements to accommodate future events, changes in circumstances, or changes in beliefs, except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that particular forward-looking statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2018

Simlatus Corporation

/s/ Richard Hylen
By: Richard Hylen, CEO and Chairman

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